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                                                                    Exhibit 10.1

                             CONFIDENTIAL AGREEMENT
                          AND GENERAL RELEASE OF CLAIMS

     THIS CONFIDENTIAL AGREEMENT AND GENERAL RELEASE OF CLAIMS (the "Agreement") dated September 10, 2001 is between Ronald Bissinger ("Employee") and Lexar Media, Inc., (the "Company"), a Delaware corporation. As used in this Agreement, the Company refers to Lexar Media, Inc. and all parents, subsidiaries, divisions, predecessors, and successors of Lexar Media, Inc.

THE PARTIES AGREE AS FOLLOWS:

     1. Resignation as Vice President and Chief Financial Officer of the Company. Employee's employment as Vice President and Chief Financial Officer of the Company terminated effective as of July 13, 2001 (the "Separation Date") and Employee will resign from such positions effective on the Separation Date. Employee will also resign from any position on any Company committee or as trustee of any Company benefit plan that he holds, effective on the Separation Date.

     2.   Obligations of the Company.

          a. In exchange for the release of claims and other promises set forth in this Agreement and the attached Addendum A, the Company agrees to provide Employee on the Effective Date with the following benefits:

               (1) Employee will receive his current base salary and all other unpaid compensation and benefits accrued through the Separation Date, less applicable withholding. By executing this Agreement, Employee acknowledges the receipt of all such payments.

               (2) The Company will pay Employee a lump sum severance payment in an amount equal to three hundred and eighty thousand dollars ($380,000), less applicable withholding.

               (3) Employee will continue to receive his base salary for a period six (6) months following the Separation Date, payable pursuant to the Company's regular payroll practices, less applicable withholding.

               (4) Employee will be eligible to purchase healthcare insurance coverage as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

               (5) The Company will permit Employee to retain the laptop computer issued to him by the Company, provided that Employee transfers all Company materials to a secure drive for access by appropriate Company personnel.

          b. The Company agrees to indemnify Employee, in accordance with the Company's articles of incorporation and bylaws and any applicable state law, against all expense Employee may incur by reason of any action, suit or proceeding arising from or relating to the performance of Employee's duties as an officer of the Company. Both parties acknowledge that Employee has represented and warranted that he does not possess any material insider information about the Company, and that the Company does not believe that Employee has any such material nonpublic information. The Company does not object to Employee's sale of his shares of Company stock.

          c. Employee understands and acknowledges that Employee will not be entitled to any benefits or payments from the Company other than those expressly set forth in this Section 2. Employee acknowledges and agrees that this Agreement supersedes the terms set forth in his Employment Agreement dated March 24, 2000 (attached hereto as Exhibit A) or any other agreement, and the Employee's and the Company's obligations under such Employment Agreement or any other agreement are hereby terminated in their entirety, including, but not limited to, the provisions of the Employment Agreement providing for any bonus payment, COBRA payments and continued vesting of Employee's stock options or restricted stock, effective as of the Separation Date. Employee will not be entitled to any further severance payment, bonus payment, COBRA payments or vesting of stock options or restricted stock following the Separation Date.

     3. Obligations of Employee. In exchange for the benefits described above in
Section 2, Employee agrees to the following:

          a. Employee will be bound by and comply with the terms of the Employee Invention Assignment and Confidentiality Agreement (a copy of which is attached to this Agreement as Exhibit B). Employee will return all Company property (unless otherwise agreed in writing) and all confidential and proprietary information in Employee's possession to the Company within five business days from the Effective Date.

          b. Employee will not solicit, or initiate any solicitation of any Company employee to leave his/her employment with the Company to commence a relationship with Employee or any other employer for a period ending one (1) year following the Effective Date.

     4. Restricted Stock; Promissory Note. The Company will exercise its Repurchase Right as defined in Section D of Employee's Stock Purchase Agreement dated December 27, 1999 (the "Stock Purchase Agreement", attached hereto as Exhibit C), pursuant to which the Company will repurchase all of Employee's shares that are unvested as of the Separation Date (the "Repurchased Shares") at a price equal to the price at which Employee purchased such shares. Employee agrees that this Agreement constitutes the written notice required for the Company to exercise its Repurchase Right with respect to such shares. Employee agrees to repay to the Company a loan in the amount of eight hundred thousand dollars ($800,000) plus all unpaid and accrued interest, pursuant to the terms of a promissory noted between Employee and the Company dated December 27, 1999 (the "Note," a copy of which is attached hereto as Exhibit D); provided, however, that the Note shall become due and payable as follows: (a) two-hundred and twenty thousand dollars ($220,000) upon the Effective Date and (b) the remainder upon the earlier of the date Employee sells the shares securing the Note or January 13, 2002; and provided further, that the principal amount owed by Employee under the Note will be reduced by the amount equal to the price that the Company would otherwise be required to pay Employee to repurchase the Repurchased Shares pursuant to this Section 4. Such reduction will constitute consideration for the Company's exercise of its Repurchase Right.

     5. Release. In exchange for the benefits described in Section 2, Employee agrees to execute the release (the "Release") attached to this Agreement as "Addendum A" concurrently with the execution of this Agreement.

     6. Arbitration. Any claim, dispute, or controversy arising out of or in any way relating to this Agreement or the alleged breach of this Agreement will be submitted by the parties to binding arbitration in Santa Clara County, California by JAMS or by a judge to be mutually agreed upon. This Section 6 will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Employee's obligations under Employee's Confidentiality Agreement and Employee's obligations under Sections 3 hereof.

     7. Attorneys' Fees. The prevailing party will be entitled to recover from the losing party its attorneys' fees and costs (including expert witness fees) incurred in any arbitration, lawsuit or other proceeding brought to enforce any right arising out of this Agreement.

     8. Confidentiality. Each party acknowledges that such party has not disclosed any of the terms of this Agreement to anyone other than such party's counsel, members of the Company's Board of Directors or committees of such Board of Directors, including the Audit Committee, employees and former employees of the Company and/or Employee's spouse/domestic partner. Each party agrees, on behalf of itself and its agents, to the extent permitted by law, not to disclose, or to take every reasonable precaution to prevent disclosure of, any of the terms of this Agreement or consideration for this Agreement (the "Settlement Information") to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Each party agrees to take every reasonable precaution to disclose Settlement Information only to such party's attorney, accountant, tax authorities, members of the Company's Board of Director or committees of such Board of Directors, including the Audit Committee, and Employee's spouse/domestic partner, if and only if these individuals have a reasonable and justifiable need to know of such Settlement Information, provided, however, that any person or entity to whom such disclosure is made will, prior to disclosure and to the extent permitted by law, acknowledge the confidentiality of such information and agree to keep such information confidential. Each party acknowledges that the confidentiality of the terms of this Agreement is a material inducement to such party in entering into it. Any dispute concerning this confidentiality provision will be resolved through arbitration pursuant to Section 6.

     9. Non-Disparagement. Employee agrees to refrain from disparagement, criticism, defamation or slander of the Company or any of its employees, officers, directors, agents, products or services to anyone, including but not limited to other employees and any past, present or prospective customers. The Company agrees to maintain its neutral reference policy in regard to Employee and refrain from disparagement, criticism, defamation and slander of Employee.

     10. No Admission of Liability. The Company and Employee understand and acknowledge that this Agreement constitutes a compromise and settlement. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement will be deemed or construed to be (a) an admission of the truth or falsity of any claims or (b) an acknowledgment or admission by a party of any fault or liability whatsoever to the other party or to any third party.

     11. No Knowledge of Wrongdoing. Employee has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental or regulatory agency, including listing agencies or exchange or other wrongdoing, that involves Employee or other present or former Company employees.

     12. Successors. The provisions of this Agreement will extend and inure to the benefit of, and be binding upon the respective legal successors and assigns of the Company and Employee in addition to the Company and Employee.

     13. Integration. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and Agreements, whether written or oral, with the exception of Employee's obligations under the Confidentiality Agreement, the Promissory Note, and/or any surviving stock purchase or stock option agreements with respect to such subject matter.

     14. No Oral Modification. This Agreement may not be altered or amended except by a written document executed by Employee and the Company.

     15. Governing Law. This Agreement will in all respects be governed by the laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

     16. Effective Date. This Agreement is effective as of July 15, 2001, provided that the Release, and the Company's obligations pursuant to Section 2 above, shall become effective on the eighth day after the Release has been signed by both parties (the "Effective Date"), unless sooner revoked by Employee. If Employee desires to revoke the Release, Employee must deliver or cause to be delivered a written statement of revocation from Employee prior to the Effective Date to Eric Whitaker at the Company.

     17. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     18. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

     19. Severability. In the event that any one or more of the provisions contained herein will for any reason be held to be unenforceable in any respect under any statute, rule or law of any state or of the United States of America, such unenforceability will not affect any other

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provision of this Agreement, but, with respect only to the jurisdiction holding the provision to be unenforceable, this Agreement will then be construed as if such unenforceable provision or provisions had never been contained herein.


EMPLOYEE:                                  LEXAR MEDIA, INC.:


Ronald H. Bissinger                        /s/ Eric S. Whitaker
                                           ------------------------------
                                           By: Eric S. Whitaker
/s/ Ronald H. Bissinger                    Title: Vice President and
---------------------------------                 General Counsel
Signature

                                   ADDENDUM A

     THIS GENERAL RELEASE OF CLAIMS (the "Release") is between Ronald Bissinger ("Employee") and Lexar Media, Inc. (the "Company"), a Delaware corporation. As used in this Release, the Company refers to Lexar Media, Inc. and all parents, subsidiaries, divisions, predecessors, and successors of Lexar Media, Inc.

     1. Payment of Separation Benefits. The Company has agreed that if Employee signs this Release, it will provide Employee the benefits (the "Separation Benefits") set forth in the Confidential Agreement and General Release of Claims entered into by the parties as of September 10, 2001 (the "Separation Agreement"). Employee understands that he is not entitled to those Separation Benefits unless he signs this Release. Employee understands that in addition to the Separation Benefits the Company will pay him all of his accrued salary and vacation, to which Employee is entitled by law.

     2.   Release.

          (a) Employee, on behalf of himself and his respective heirs, executors, successors and assigns, hereby fully and forever releases the Company and its respective heirs, executors, successors, agents, officers and directors, from and agrees not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that Employee may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time prior to and including the date hereof (collectively, the "Released Matters"), including without limitation,

               (1) any and all claims relating to or arising from Employee's employment or consulting relationship with the Company and the termination of either such relationship;

               (2) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of, shares of stock of the Company, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

               (3) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

               (4) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, and the California Labor Code section 201, et. seq.;

               (5) any and all claims for violation of the federal, or any state, constitution;

               (6) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

               (7)  any and all claims for attorneys' fees and costs; and

               (8) any and all claims either Employee may have against the Company for any acts occurring at any time prior to the execution of this Release.

Employee agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being Employee's intent to fully and completely release all claims whatsoever in any way relating to Employee's employment with the Company and to the termination of such employment.

          (b) Employee represents that Employee has no lawsuits, claims or actions pending in Employee's name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that Employee does not intend to bring any claims on Employee's own behalf against the Company or any other person or entity referred to herein.

          (c) Employee acknowledges that he has been advised by legal counsel and is familiar with Section 1542 of the Civil Code of the State of California, which states:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee expressly waives any right or benefit which he has or may have under
Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware. Employee acknowledges that in the future he may discover claims or facts in addition to or different from those that he now knows or believes to exist with respect to the subject matter of this Release, and that

Employee intends to fully, finally, and forever settle all of the Released Matters in exchange for the Separation Benefits. This Release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

     3. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee further acknowledges that Employee has been advised by this writing that:

          (a) Employee should consult with an attorney prior to executing this Release;

          (b) Employee has had at least twenty-one (21) days within which to consider this Release, although Employee may accept the terms of this Release at any time within those 21 days;

          (c) Employee has seven (7) days following the execution of this Release by the parties to revoke this Release; and

          (d) This Release will not be effective until the revocation period has expired.

     4. No Waiver of Claim of Violation of Attached Confidential Agreement. The parties acknowledge and agree that this Release does not constitute a release or waiver of claims by either party that the other has breached any terms of the Confidential Agreement between the parties, dated September 10, 2001, to which this Release is attached as Addendum A.

     5. Voluntary Execution of Release. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. Employee acknowledges that:

          (a)  Employee has read this Release;

          (b) Employee has been represented in the preparation, negotiation, and execution of this Release by legal counsel of his own choice or that he has voluntarily declined to seek such counsel;

          (c) Employee understands the terms and consequences of this Release and of the releases it contains;

          (d) Employee is fully aware of the legal and binding effect of this Release.

EMPLOYEE HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT, BY SIGNING THIS RELEASE, EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST

THE COMPANY. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THE SEPARATION AGREEMENT.


EMPLOYEE                                 LEXAR MEDIA, INC.


/s/ Ronald H. Bissinger                  By:
-----------------------------                -----------------------------
Signature
                                         Title:
                                                --------------------------
Date:
     ------------------------
                                         Date:
                                               ---------------------------



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